UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2018, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), issued a Senior Secured Convertible Promissory Note in the principal amount of $500,000 to Sergey Gogin (the “2018 Note”). In addition, on March 6, 2019, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $50,000 to YVSGRAMORAH LLC (the “2019 Note” and, together, with the 2018 Note, the “Notes”).

On March 14, 2022, the Company entered into amendments to each of the Notes effective March 1, 2022 which extend the maturity dates to March 1, 2023, reduce the conversion price to $0.008 per share, add an additional Event of Default (as defined in the Notes) that the closing price of the shares of Common Stock on the Trading Market (as defined in the Notes) is less than $0.008 per share for ten (10) consecutive Trading Days (as defined in the Notes), and adding automatic one-year extensions as long at either Note is not in default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: March 18, 2022	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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